UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 31, 2023
_________________________
Bridge Investment Group Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)
_________________________

Delaware	001-40622	86-2769085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 East Sego Lily Drive, Suite 400 Salt Lake City, Utah	84070
(Address of Principal Executive Offices)	(Zip Code)
(801) 716-4500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BRDG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.
On March 31, 2023, pursuant to the terms and conditions of the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of February 13, 2023, by and among Bridge Investment Group Holdings LLC, a Delaware limited liability company (a controlled subsidiary of Bridge Investment Group Holdings Inc. (“Bridge”)) (the “Operating Company”), Newbury Partners-Bridge LLC, a Delaware limited liability company (an indirect majority owned subsidiary of the Operating Company, the “Buyer”), Newbury Partners LLC, a Delaware limited liability company (the “Seller”), Richard Lichter, an individual, and RLP Navigator LLC, a Delaware limited liability company (“RidgeLake,” and together with Richard Lichter, the “Newbury Holders”), the Buyer purchased substantially all of the Seller’s assets, assumed certain of the Seller’s liabilities and paid the Seller $320.1 million in cash, subject to certain purchase price adjustments as set forth in the Asset Purchase Agreement (the “Acquisition”).
Bridge, the Seller and the Newbury Holders agreed to customary representations, warranties and covenants in the Asset Purchase Agreement. Subject to certain limitations, the Seller is required to indemnify the Buyer for losses resulting from certain breaches of Seller’s and the Newbury Holders’ representations, warranties and covenants made in the Asset Purchase Agreement and certain other matters. To supplement the indemnification provided by the Seller and the Newbury Holders, Bridge has obtained representations and warranties insurance.
The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is expected to be filed as an exhibit to our next Quarterly Report on Form 10-Q for the quarter ending March 31, 2023. The Asset Purchase Agreement is not intended to provide any other factual information about Bridge, the Seller or any of their respective subsidiaries or affiliates. The warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of the Asset Purchase Agreement as of the specific dates set forth therein, were solely for the benefit of the parties to the Asset Purchase Agreement, may be subject to important qualifications and limitations agreed upon by the parties for the purposes of allocating contractual risk among such parties to the Asset Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to such contracting parties that differ from those applicable to investors. Investors should not rely on the warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Asset Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in Bridge’s public disclosures.
Item 7.01. Regulation FD Disclosure.
On April 3, 2023, Bridge issued a press release announcing the closing of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished pursuant to this Item 7.01 and the attached Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of the Business Acquired.
Financial statements, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
Pro forma financial information, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K is required to be filed.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 3, 2023.
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGE INVESTMENT GROUP HOLDINGS INC.

By:	/s/ Jonathan Slager
Name:	Jonathan Slager
Title:	Chief Executive Officer
Date: April 3, 2023